                                                                    Exhibit 21.1

  Subsidiaries Schedule


  The following are subsidiary companies of AbsoluteFuture.com:

Name                                           State or Jurisdiction          Doing Business As:
-------------------------------------------------------------------------------------------------------------
Absolut Future Tech Inc.                       Nevada                         AbsoluteFuture.com, Internet
                                                                              Interview
-------------------------------------------------------------------------------------------------------------
Absolut Future Tech Inc. (Canada)              British Columbia, Canada       AbsoluteFuture.com
-------------------------------------------------------------------------------------------------------------